                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 ENTEGRIS, INC.

                                    ARTICLE 1
                                     Offices

         1.1 Principal Executive Office. Unless otherwise designated by the Board of Directors of the corporation, the principal executive office of the corporation shall be the registered office of the corporation as set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law.

         1.2 Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

                                    ARTICLE 2
                            Meetings of Shareholders

         2.1 Time and Place of Meetings. All meetings of the shareholders of this corporation shall be held on the date and at the time and place (within or without the State of Minnesota) designated by the Board of Directors in the notices of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office of the corporation is located.

         2.2 Regular Meetings. Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such dates and at such times and places as may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the chief executive officer or chief financial officer a written demand for a regular meeting. Within thirty
(30) days after the receipt of such a written demand by the chief executive officer or chief financial officer, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety
(90) days after the receipt of such written demand, all at the expense of the corporation.

         2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the chief executive officer, the chief financial officer, or by the Board of Directors or any two or more members thereof. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. A special meeting may also be called by one or more shareholders holding ten percent (10%) or more of the voting power of all shares of the corporation entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote. The shareholders calling such meetings shall deliver to the chief executive officer or chief financial officer a written demand for a special meeting, which demand shall contain the purposes of the meeting. Within thirty
(30) days after the receipt of such a written demand for a special meeting of shareholders by the chief executive officer or chief financial officer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

         2.4 Notice of Meetings. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than three (3) nor more than sixty (60) days prior to the date of such meeting. If a plan of merger or exchange or the sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote. The notice of meeting at which there is to be considered a proposal to adopt a plan of merger or exchange or the sale or other disposition of all or substantially all of the assets of the corporation shall be given not less than fourteen (14) days prior to the date of such meeting, shall state the purpose of such meeting, and, where a plan of merger or exchange is to be considered, shall include a copy or a short description of the plan. Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address designated by such shareholder or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.

         2.5 Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

         2.6 Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed.

         2.7 Quorum. The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

         2.8 Voting and Proxies. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder shall have one vote for each share held by such shareholder, except as may be otherwise provided in the Articles of Incorporation or the terms of the share or as may be required to provide for cumulative voting (if not denied by the Articles of Incorporation). No appointment of a proxy, however, shall be valid for any purposes more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing, and shall be filed with the secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the secretary of the corporation receives from any one of such shareholders written notice either denying the authority of another of such shareholders to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these Bylaws.

         2.9 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon or at such different effective time as is provided in the written action.

                                    ARTICLE 3
                                    Directors

         3.1 General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous action, the business and affairs of the corporation shall be managed by or shall be under the direction of the Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these Bylaws.

         3.2 Number, Qualifications and Term of Office. The Board of Directors shall consist of up to nine (9) members. Any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. No decrease in the number of directors pursuant to this section shall shorten the term of any incumbent director or effect the removal of any director then in office except upon compliance with the provisions of Section 3.10. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II, and Class III, with the term of office of only one director class to expire at each annual meeting of shareholders. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, the number of directors equal to the number of the directors in the class whose term expires at the meeting shall be chosen for a term of three years. Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualified.

         3.3 Meetings. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. Meetings of the Board of Directors also may be called by the chief executive officer, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Minnesota, and shall cause notice of meeting to be given.

         3.4 Notice of Meetings. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required. In all other cases three (3) days' notice of meetings of the Board of Directors, stating the date and time thereof, and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these Bylaws for giving notice to shareholders of meetings of shareholders.

         3.5 Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.


         3.6 Quorum and Voting. A majority of the directors currently holding office is a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum. The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

         3.7 Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         3.8 Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. However, if the action does not require shareholder approval and is permitted by the Articles of Incorporation, such action shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors or members, all directors or members shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.

         3.9 Vacancies. Vacancies on the Board resulting from the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors shall be filled by a majority vote of directors serving at the time of such increase. Any director elected under this Section shall hold office for such term as established by the Board and until a successor is duly elected and qualified, unless a prior vacancy occurs by reason of death, resignation, or removal from office.

         3.10 Removal of Directors. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class.

         3.11 Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the

Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                                    ARTICLE 4
                                    Officers

         4.1 Number. The officers of the corporation shall be appointed by the Board of Directors, and shall include a Chief Executive Officer, Chief Financial Officer and Secretary. The Board may also appoint any other officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person. Officers must be natural persons, and they may be, but need not be, directors of the corporation.

         4.2 Term of Office; Removal; Vacancies. An officer shall hold office until a successor shall have been duly appointed and qualified, or until the officer's prior death, resignation or removal. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

         4.3 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall have general active management of the business of the corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, may maintain records of and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

         4.4 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer shall keep accurate financial records for the corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefore, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all such officers' transactions as Chief Financial Officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

         4.5 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock transfer register of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may prescribe from time to time.

         4.6 Chairperson of the Board. The Board of Directors may elect a Chairperson of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

         4.7 President. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be the President of the corporation. If an officer other than the Chief Executive Officer is designated President, the President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe from time to time.

         4.8 Treasurer. Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the corporation. If an officer other than the Chief Financial Officer is designated Treasurer, the Treasurer shall have such powers and perform such duties as the Chief Executive Officer or the Board of Directors may prescribe from time to time.

         4.9 Vice Presidents. The Vice President, if any, or Vice Presidents in the case there be more than one, shall have such powers and perform such duties as the Chief Executive Officer or the Board of Directors may prescribe from time to time. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer's death, inability, or refusal to act, the Vice President, or in the event there would be more than one Vice President, the Vice Presidents in order designated by the Board of Directors, or in the absence of any designation, in the order of their election, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer.

         4.10 Delegation of Authority. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer appointed by the Board may delegate some or all of the duties or powers of his or her office to other persons, provided that such delegation is in writing.

                                    ARTICLE 5
                            Shares and Their Transfer

         5.1 Certificates for Shares. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (i) the name of the corporation, (ii) a statement that the corporation is incorporated under the laws of the State of Minnesota, (iii) the name of the person to whom it is issued, and (iv) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and Secretary, or by any other officer or agent of the corporation designated by resolution of the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

         5.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation.

         5.3 Lost Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to such shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

                                    ARTICLE 6
                                  Miscellaneous

         6.1 Indemnification. Pursuant to obligations, limitations and procedures provided under Minnesota Statutes Section 302A.521, the corporation shall indemnify any director, officer or employee who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys" fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

                  (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

                  (2) acted in good faith;

                  (3) received no improper personal benefit and Minnesota Statutes Section 302A.255 (which provides procedures to be followed in the event of certain conflicts of interest), if applicable, has been satisfied;

                  (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

                  (5) in the case of:

                           (i) a director, officer or employee of the
                  corporation, reasonably believed that the conduct was in the best interests of the corporation, or

                           (ii) a director, officer, or employee who, while a
                  director, officer or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a trustee of an employee benefit plan, reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the plan or not otherwise opposed to the best interests of the corporation, or

                           (ii) a director, officer, or employee who, while a
                  director, officer or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         6.2 Contracts; Checks and Drafts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         6.3 Loans. The corporation shall not lend money to, guaranty the obligation of, become a surety for, or otherwise financially assist any person unless the transaction has been approved by the affirmative vote of a majority of directors present at a duly called meeting, and (i) is in the usual and regular course of business of the corporation, (ii) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, (iii) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (iv) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and non-voting shares.

         6.4 Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

         6.5 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation. The Board of Directors may modify or abolish any such reserve.

         6.6 Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         6.7 Amendments. Except as limited by the Articles of Incorporation, these Bylaws may be altered or amended by the Board of Directors. Notwithstanding any other provisions of these Bylaws (and notwithstanding the fact that a lesser percentage of separate class vote may be specified by law), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with Article 3.


         6.8 Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and the terms of any shareholder control agreement as defined in Minnesota Statutes Section 302A.457, whenever adopted, the terms of such shareholder control agreement shall control.

                                    * * * * *

         The undersigned, Secretary of Entegris, Inc., a Minnesota corporation, does hereby certify that the foregoing Bylaws were adopted by the Board of Directors on March 13-14, 2000.


July 13, 2000

                                           -------------------------------------
                                           Stan Geyer, Secretary